UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

RINO International Corporation

(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 29, 2010 RINO International Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that based upon its review of the Company and pursuant to NASDAQ Listing Rules 5101, 5250(a)(1) and 5250(c)(1), the staff of NASDAQ believes that the continued listing of the Company’s securities on NASDAQ is no longer warranted (the “NASDAQ Letter”).  NASDAQ stated that its staff’s determination was based upon the following:

1. The Company’s announcement that its previously filed financial reports for fiscal 2008, 2009 and year-to-date 2010 could no longer be relied upon;

2. The Company’s admission that it had not entered into certain previously disclosed contracts; and

3. The Company’s failure to respond to the NASDAQ staff’s request for additional information regarding allegations raised by the Muddy Waters, LLC report.

The NASDAQ Letter stated that the statement by the Company’s independent auditors that their audit reports for 2008 and 2009 can no longer be relied upon constitutes a violation by the Company of NASDAQ Listing Rule 5250(c)(1). The letter also states that the Company’s failure to respond to a letter from the NASDAQ staff dated November 17, 2010 constitutes a violation of NASDAQ Listing Rule 5250(a).

The NASDAQ Letter further notified the Company that unless the Company requests an appeal of the NASDAQ staff’s determination, trading of the Company’s common stock will be suspended at the opening of business on December 8, 2010 and a Form 25-NSE will be filed by NASDAQ with the SEC, which will remove the Company’s securities from listing and registration on NASDAQ.

On November 22, 2010 all of the directors of the Company signed a Unanimous Written Consent of the Board of Directors in which, among other things, the directors (a) ratified the determination of three of the directors participating in a November 18, 2010 telephone conference call that previously issued audited financial statements of the Company for its fiscal years ended December 31, 2008 and 2009, which were included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2009, and previously issued interim unaudited financial statements which were included in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 to September 30, 2010 should no longer be relied on and (b) delegated to the Audit Committee of the Board of Directors of the Company and authorized the Audit Committee and any one or more persons authorized by the Audit Committee, in each case at the sole expense of the Company, to take all actions which are necessary or desirable in the sole discretion of the Audit Committee, to investigate the allegations contained in the Muddy Waters, LLC report and the Auditor’s Letter and any further facts or allegations concerning the Company  and its directors, officers, management and/or employees as may arise in connection with such independent investigation (collectively, the “Investigation”), and authorized the Audit Committee to retain counsel for the Audit Committee and separate counsel for the Chairman of the Audit Committee, as well as one or more firms of accountants, forensics accountants and other professionals to assist in the Investigation.

The Company does not intend to appeal the NASDAQ staff’s determination to delist the Company’s common stock. Pending the delisting of the Company’s common stock, which is expected to occur on December 8, 2010, the suspension of trading in the Company’s common stock, which commenced on November 17, 2010, remains in effect. However, the Company currently intends to re-apply for a listing of its common stock on NASDAQ at an appropriate time after (a) the completion of the Investigation, (b) the filing of restated financial statements of the Company for its fiscal years ended December 31, 2008 and 2009 and for the quarterly periods included in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 to September 30, 2010 and (c) the Company’s satisfaction of all other listing criteria.

On December 2, 2010, the Company issued a press release regarding the matters described in this Item 3.01.  The complete text of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01  OTHER EVENTS.

The Company has been notified by the Staff of the Securities and Exchange Commission (the “SEC”) that it is conducting a formal investigation relating to the Company’s financial reporting and compliance with the Foreign Corrupt Practices Act for the period January 1, 2008 through the present. The Company is cooperating with the SEC’s investigation.  It is not possible to predict the outcome of the investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what if any penalties or other remedies may be imposed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued on December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2010

(Registrant)

RINO International Corporation

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer